Exhibit 3.8

BYLAWS

OF

NOTES LIVE, INC.

These Bylaws set forth the Bylaws of Notes Live, Inc., a Colorado corporation (the “Corporation”), as adopted by action of the Board of Directors of the Corporation (the “Board of Directors”) effective as of April 5, 2022.

ARTICLE I
Shareholders

Section 1.1 Annual Meetings. An annual meeting of shareholders shall be held for the election of directors on a date and at a time and place either within or without the State of Colorado fixed by resolution of the Board of Directors. Any other proper business may be transacted at the annual meeting, except as limited by any notice or other requirements under the Colorado Business Corporation Act (the “Act”).

Section 1.2 Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or the holders of shares entitled to cast not less than 25% of the votes at the meeting, such meeting to be held on a date and at a time and place either within or without the State of Colorado as may be stated in the notice of the meeting.

Section 1.3 Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include a list of the names of the nominees intended at the time of the mailing of the notice to be presented by the Board of Directors for election.

Notice of a shareholders’ meeting or any report shall be given either personally or by first-class mail or other means of written communication (including electronic communication), addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

Section 1.4 Adjournments. When a shareholders’ meeting is adjourned to another time or place, except as otherwise provided in this Section 1.4, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.5 Validating Meeting of Shareholders; Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and it either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as required by the Act.

Section 1.6 Quorum. One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in this Section 1.6.

Section 1.7 Organization. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the Vice Chairman of the Board of Directors, if any, or in the absence of the Vice Chairman of the Board of Directors by the Chief Executive Officer, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, or in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.8 Voting. Except as otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. As of the date of these bylaws the articles of incorporation of the Corporation provide for Voting Common Stock and Non-Voting Common Stock, and only shares of Voting Common Stock are entitled to vote on matters submitted to the shareholders.

Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

If a quorum exists, action on a matter other than the election of directors is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the Act, the articles of incorporation, or pursuant to a written shareholders agreement by and among the Company and its shareholders (if any) (a “Shareholders Agreement”). In an election of directors that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors. At each election for directors, every shareholder entitled to vote at such election has the right:

(a) To vote, in person or by proxy, all of the shareholder’s votes for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote unless the articles of incorporation provide otherwise; or

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(b) To cumulate votes by multiplying the number of votes the shareholder is entitled to cast by the number of directors for whom the shareholder is entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates.

Section 1.9 Shareholder’s Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote his, her or its voting shares by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section 1.9. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy.

Section 1.10 Inspectors. In advance of any meeting of shareholders the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof.

Section 1.11 Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action.

If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto or the sixtieth day prior to the date of such other action, whichever is later. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 1.12 Notice of Shareholder Business and Nominations.

A. Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) by or at the direction of the Board of Directors or any committee thereof or (b) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12.

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(2) For any nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of paragraph (A)(1) of this Section 1.12, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if no proxy materials were distributed by the Corporation in connection with the preceding year’s annual meeting, or if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from shareholders in support of such proposal or nomination, and (vii) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 1.12 shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.12 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

B. Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.12. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(2) of this Section 1.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

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C. General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (A)(2)(c)(vi) of this Section 1.12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present the nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2) For purposes of this Section 1.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.12; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.12 (including paragraphs (A)(1)(b) and (B) hereof), and compliance with paragraphs (A)(1)(b) and (B) of this Section 1.12 shall be the exclusive means for a shareholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), nominations or other business brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

Section 1.13 Consent of Shareholders in Lieu of Meeting. Any action which, under any provision of the Act, may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares entitled to vote and having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that unless the consents of all shareholders entitled to vote have been solicited in writing, if any action is approved by written consent of less than all shareholders entitled to vote, prompt notice shall be given (in the same manner as notice of meetings is to be given), and within the time limits prescribed by law, of such action to all shareholders entitled to vote who did not consent in writing to such action.

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ARTICLE II

Board of Directors

Section 2.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by, and all corporate powers shall be exercised by or under, the direction of the Board of Directors, except as otherwise provided in these Bylaws or in the articles of incorporation. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of Colorado or a shareholder of the Corporation.

Section 2.2 Election; Term of Office; Resignation; Vacancies. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Subject to the provisions of the Act, any director may be removed with or without cause at any time by the shareholders of the Corporation at a special meeting called for such purpose. In addition, any director may be removed for cause by action of the Board of Directors.

Unless otherwise provided in the articles of incorporation or these Bylaws and except for a vacancy caused by the removal of a director, vacancies on the Board of Directors may be filled by appointment by the Board of Directors. The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places within or without the State of Colorado and at such times as the Board of Directors may from time to time determine.

Section 2.4 Special Meetings; Notice of Meetings; Waiver of Notice. Special meetings of the Board of Directors may be held at any time or place within or without the State of Colorado whenever called by the Chairman of the Board of Directors, by the Vice Chairman of the Board of Directors, if any, or by any two directors. Subject to any greater notice requirements set forth in the Act, special meetings shall be held on five days’ notice by mail or 48 hours’ notice delivered personally or by telephone, telegraph or any other means of communication authorized by the Act. Notice delivered personally or by telephone may be transmitted to a person at the director’s office who can reasonably be expected to deliver such notice promptly to the director.

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors.

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Section 2.5 Participation in Meetings by Conference Telephone Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, through the use of conference telephone or similar communications equipment permitted by the Act and other applicable law, so long as all members participating in such meeting can hear one another, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6 Quorum; Adjournment; Vote Required for Action. At all meetings of the Board of Directors one-half of the authorized number of directors shall constitute a quorum for the transaction of business. Subject to the provisions of the Act, every act or decision done or made by a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the articles of incorporation or these Bylaws shall require a vote of a greater number.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors by the Vice Chairman of the Board of Directors, if any, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Action by Directors Without a Meeting. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 2.9 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity.

ARTICLE III

Executive and Other Committees

Section 3.1 Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the authorized number of directors, may designate an executive committee and other committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors, and each of which, to the extent provided in the resolution but subject to the Act, shall have all the authority of the Board of Directors.

The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

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ARTICLE IV

Officers

Section 4.1 Officers; Election. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a Chief Executive Officer, a President, a Treasurer and a Secretary. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

Section 4.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.4 Chief Executive Officer. The Chief Executive Officer shall be the general manager of the Corporation, subject to the control of the Board of Directors, and as such shall preside at all meetings of shareholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

Section 4.5 President. The President shall be the chief operating officer of the corporation and shall be subject to the general supervision, direction, and control of the Chief Executive Officer unless the Board of Directors provides otherwise.

Section 4.6 Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, executive committee and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors; (d) keep at its registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (e) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. In the absence of the President (or vice presidents, if any), the secretary shall preside at any meetings of the shareholders or directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

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Section 4.7 Treasurer. The treasurer shall be the principal financial officer of the Corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the Board of Directors. The treasurer shall receive and give receipts and acceptances for money paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. The treasurer shall perform all other duties incident to the office of the treasurer and, upon request of the Board of Directors, shall make such reports to it as may be required at any time. The treasurer shall, if required by the Board of Directors, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his or her duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his control belonging to the Corporation. The treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the President. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

The treasurer shall also be the principal accounting officer of the Corporation. The treasurer shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribed and maintain an adequate system of internal audit, and prepare and furnish to the President and the Board of Directors statements of account showing the financial position of the company and the results of its operations.

Section 4.8 Salaries. The salaries, compensation and other benefits, if any, of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

Forms of Certificates; Loss
and Transfer of Shares

Section 5.1 Forms of Certificates.

(a) The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors.

(b) Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by (1) the Chief Executive Officer, the President, any Vice President, Chairman of the Board of Directors or Vice Chairman, and (2) by the Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary, of the Corporation, certifying the number of shares and the class or series of shares owned by such shareholder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

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Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Records and Reports

Section 6.1 Shareholder Records. The Corporation shall keep at its principal executive office or at the office of its transfer agent or registrar a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder.

Section 6.2 Corporate Documents and Bylaws. The Corporation shall keep at its principal executive office the original or a copy of the articles of incorporation and Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. The Corporation shall, upon the written request of any shareholder, furnish to that shareholder a copy of the articles of incorporation or Bylaws as amended to date.

Section 6.3 Minutes and Accounting Records. The minutes of proceedings of the shareholders, the Board of Directors, and committees of the Board of Directors, and the accounting books and records shall be kept at the principal executive office of the Corporation, or at such other place or places as designated by the Board of Directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form.

Section 6.4 Inspection by Directors. Subject to the Act, every director shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations for purposes relating to his or her status as director. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 6.5 Annual Report to Shareholders. Subject to the Act, for as long as the Corporation has fewer than the number of shareholders specified in the applicable statute, if any, any requirement of an annual report to shareholders is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders, as the Board of Directors considers appropriate.

Section 6.6 Financial Statements. The Corporation shall keep a copy of any annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the Corporation on file in the Corporation’s principal office for 12 months.

Section 6.7 Form of Records. Any records maintained by the Corporation in the regular course of its business, with the exception of minutes of the proceedings of the shareholders, and of the Board of Directors and its committees, but including the Corporation’s stock ledger and books of account, may be kept on, or be in the form of magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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ARTICLE VII

LIABILITY LIMITATION AND INDEMNIFICATION

Section 7.1 Limitation of Liability. No person will be liable to the Corporation or the shareholders for any loss, damage, liability or expense suffered by the Corporation on account of any action taken or omitted to be taken by such person as a director or officer of the Corporation or of any Other Enterprise (as defined below) which such person serves or has served as a director or officer at the request of the Corporation, if such person (a) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation, or upon statements made or information furnished by directors, officers, employees or agents of the Corporation, or of such Other Enterprise, which such person had no reasonable grounds to disbelieve.

Section 7.2 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VII.

Section 7.3 Definitions. For purposes of this Article VII, references to:

(a) “the Corporation” will, if and only if the Board of Directors determines, include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers or persons serving at the request of such constituent corporation as a director or officer of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of any Other Enterprise, will stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b) “Other Enterprise” includes, without limitation, any other corporation, partnership, limited liability company, joint venture, trust or employee benefit plan;

(c) “Director or officer of any Other Enterprise” includes, without limitation, any person performing similar functions with respect to such Other Enterprise, whether incorporated or unincorporated;

(d) “fines” includes any excise taxes assessed against a person with respect to an employee benefit plan;

(e) “defense” includes investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and also includes any defensive assertion of a cross claim or counterclaim; and

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(f) “serving at the request of the Corporation” includes, without limitation, any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII. In all other instances where any person serves as a director or officer of an Other Enterprise, if it is not otherwise established that such person is or was serving as such director or officer at the request of the Corporation, the Board of Directors will determine whether such person is or was serving at the request of the Corporation, and it will not be necessary to show any prior request for such service, which determination will be final and binding on the Corporation and the person seeking indemnification.

Section 7.4 Indemnification in Actions by Third Parties. The Corporation shall indemnify each person who has been or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, other than an action by or in the right of the Corporation, by reason of the fact that such Corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII will continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs, executors, administrators and estate of such a person.

Section 7.5 Indemnification in Derivative Actions. The Corporation shall indemnify each person who has been or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the Corporation’s request as a director or officer of any Other Enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification under this Section 7.5 will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Corporation unless and only to the extent that the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court may deem proper.

Section 7.6 Indemnification for Expenses. Notwithstanding the other provisions of this Article VII, to the extent a person who is or was serving as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.3 and 7.4 of these Bylaws (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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Section 7.7 Determination of Right to Indemnification. Prior to indemnifying a person pursuant to the provisions of Sections 7.2, 7.3 and 7.4 of these Bylaws, unless ordered by a court of competent jurisdiction and except as otherwise provided by Section 7.5 of these Bylaws, the Corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under Sections 7.2, 7.3 and 7.4 of these Bylaws. Any determination that a person will or will not be indemnified under the provisions of Sections 5.2, 5.3 and 5.4 of these Bylaws will be made (a) by a majority vote of the directors who were not parties to such actions, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the shareholders; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons will have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. If such court action is successful and the person or persons is determined to be entitled to such indemnification, such person or persons will be reimbursed by the Corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

Section 7.8 Advancement of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, will be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the Corporation. Notwithstanding the foregoing, no advance will be made by the Corporation if a determination is reasonably and promptly made by the person or body entitled to determine the right to indemnification pursuant to Section 7.6, that, based upon the facts known to the Board of Directors, independent legal counsel or shareholders at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe such person’s conduct was unlawful. In no event will any advancement of expenses be made in instances where the Board of Directors, independent legal counsel or Shareholders reasonably determines that such person intentionally breached such person’s duty to the Corporation or the shareholders.

Section 7.9 Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII will not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the articles of incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and will not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII will continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs, executors, administrators and estate of such a person.

ARTICLE VIII

Miscellaneous

Section 8.1 Principal Executive or Business Offices. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place either within or without the State of Colorado.

Section 8.2 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 8.3 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.4 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 8.5 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Act and its articles of incorporation.

Section 8.6 Amendment of Bylaws. To the extent permitted by law, and subject to the terms of set forth herein these Bylaws may be amended or repealed, and new Bylaws adopted, by the Board of Directors. The shareholders entitled to vote, however, retain the right to adopt additional Bylaws and may amend or repeal any Bylaw whether or not adopted by them; provided that any amendment, repeal or replacement of these Bylaws shall not be effective unless approved by each shareholder of the Corporation that has the right to appoint a director pursuant to these Bylaws, a Shareholders Agreement (if any) or otherwise.

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CERTIFICATION

The undersigned, being the duly elected and acting Secretary of the Corporation, hereby certifies that the foregoing constitutes the true and original record of the Corporation’s Bylaws, effective as of April 5, 2022.

By:	/s/ Heather Atkinson
Name:	Heather Atkinson
Title:	Secretary

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